 Exhibit 77B

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Shareholders of

Maxim Series Fund, Inc.:

In planning and performing our audit of the financial statements of Maxim Series Fund, Inc. (the “Fund”), including the Maxim Money Market Portfolio, Maxim Stock Index Portfolio, Maxim U.S. Government Mortgage Securities Portfolio, Maxim Bond Index Portfolio, Maxim Index 600 Portfolio, Maxim Putnam High Yield Bond Portfolio, Maxim Janus Large Cap Growth Portfolio, Maxim MFS International Growth Portfolio, Maxim Federated Bond Portfolio, Maxim MFS International Value Portfolio, Maxim S&P 500® Index Portfolio, Maxim Small-Cap Value Portfolio, Maxim MidCap Value Portfolio, Maxim Ariel MidCap Value Portfolio, Maxim Ariel Small-Cap Value Portfolio, Maxim Loomis Sayles Small-Cap Value Portfolio, Maxim Loomis Sayles Bond Portfolio, Maxim T. Rowe Price Equity/Income Portfolio, Maxim Small-Cap Growth Portfolio, Maxim Invesco ADR Portfolio, Maxim Short Duration Bond Portfolio, Maxim T. Rowe Price MidCap Growth Portfolio, Maxim Templeton Global Bond Portfolio (formerly Maxim Global Bond Portfolio), Maxim S&P MidCap 400® Index Portfolio, Maxim International Index Portfolio, Maxim Putnam Equity Income Portfolio, Maxim American Century Growth Portfolio, Maxim Aggressive Profile I Portfolio, Maxim Moderately Aggressive Profile I Portfolio, Maxim Moderate Profile I Portfolio, Maxim Moderately Conservative Profile I Portfolio, Maxim Conservative Profile I Portfolio, Maxim Aggressive Profile II Portfolio, Maxim Moderately Aggressive Profile II Portfolio, Maxim Moderate Profile II Portfolio, Maxim Moderately Conservative Profile II Portfolio, Maxim Conservative Profile II Portfolio, Maxim Lifetime 2015 Portfolio I, Maxim Lifetime 2025 Portfolio I, Maxim Lifetime 2035 Portfolio I, Maxim Lifetime 2045 Portfolio I, Maxim Lifetime 2055 Portfolio I, Maxim Lifetime 2015 Portfolio II, Maxim Lifetime 2025 Portfolio II, Maxim Lifetime 2035 Portfolio II, Maxim Lifetime 2045 Portfolio II, Maxim Lifetime 2055 Portfolio II, Maxim Lifetime 2015 Portfolio III, Maxim Lifetime 2025 Portfolio III, Maxim Lifetime 2035 Portfolio III, Maxim Lifetime 2045 Portfolio III, Maxim Lifetime 2055 Portfolio III, Maxim SecureFoundationSM Balanced Portfolio, Maxim SecureFoundationSM Lifetime 2015 Portfolio, Maxim SecureFoundationSM Lifetime 2020 Portfolio, Maxim SecureFoundationSM Lifetime 2025 Portfolio, Maxim SecureFoundationSM Lifetime 2030 Portfolio, Maxim SecureFoundationSM Lifetime 2035 Portfolio, Maxim SecureFoundationSM Lifetime 2040 Portfolio, Maxim SecureFoundationSM Lifetime 2045 Portfolio, Maxim SecureFoundationSM Lifetime 2050 Portfolio and Maxim SecureFoundationSM Lifetime 2055 Portfolio as of and for the year ended December 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund’s internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.  Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2011.

This report is intended solely for the information and use of management and the Board of Directors of Maxim Series Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

February 27, 2012